UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2017 (July 6, 2017)

CHINA TELETECH HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Liwan District, No.145 Enzhou Big Lane, B2 Fuli Square, 8th Zhongshan Road, Unit 505, 5/F, Guangzhou, Guangdong, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (850) 521-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On July 6, 2017, China Teletech Holding, Inc.’s (the “Company”), in connection with the previously disclosed dismissal of its independent registered accounting firm, entered into an engagement Yu Certified Public Accountant, P.C. (“Yu CPA”) to retain Yu CPA as the Company’s independent public accounting firm. On the same day, Company’s board of directors approved and ratified the engagement of Yu CPA as its new independent registered public accounting firm, effective immediately.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through July 6, 2017, neither the Company nor anyone on its behalf consulted with Yu CPA regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Yu CPA, in either case where written or oral advice provided by Yu CPA would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor, Centurion ZD CPA Limited or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TELETECH HOLDING, INC.

Date: July 12, 2017	By:	/s/ Yankuan Li
	Name:	Yankuan Li
	Title:	Chief Executive Officer
(principal executive officer and duly authorized officer)

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